Exhibit 99.1

LEAPFROG REPORTS FIRST QUARTER 2010 NET SALES UP 42%

Retail POS Dollars Increased 12%

Reaffirms Full Year 2010 Guidance

EMERYVILLE, California—May 3, 2010—LeapFrog Enterprises, Inc. (NYSE:LF) today announced financial results for the first quarter ended March 31, 2010.

Highlights of first quarter 2010 results compared to first quarter 2009 results:

•	Net sales were $42.4 million, up 42%.

•	Gross margin was 29.3%, up 2.2 percentage points.

•	Net loss per share was $0.37, an improvement of $0.06, or 14%.

•	Non-GAAP net loss per share[1] was $0.33, an improvement of $0.05, or 13%.

•	Operating cash flow was $34.5 million, up $24.4 million.

•	Retail point-of-sale, or POS, dollars[2] were up 12% in the U.S. for the 13-weeks ended April 3, 2010 compared to the 13-weeks ended April 4, 2009.

“LeapFrog’s Learning Path and product portfolio strategy continued to drive good performance,” said Bill Chiasson, Chief Executive Officer and President. “Strong net sales growth, gross margin expansion, and disciplined spending contributed to an improved bottom line. Importantly, too, POS increased 12% in the U.S. and was also strong internationally.”

“Since our business is seasonal, the first quarter typically represents the lowest sales period of the year and the gross margin is generally lower than the full year gross margin. That said, we are pleased with the strong sales performance across our entire portfolio and our increasing software tie ratio trends. Looking forward, we are encouraged by the exciting new products launching this year, increased retail distribution, and the impact of direct marketing through our Learning Path system, which now has more than three million connected customers and is continuing to grow. For these reasons, we feel good about the outlook for the year,” continued Mr. Chiasson.

[1]

Non-GAAP net loss per share is a non-GAAP financial measure and is calculated by dividing non-GAAP net loss by GAAP shares outstanding. Non-GAAP net loss is net loss before stock-based compensation. Please see “Use of Non-GAAP Financial Information” below and the attached reconciliation schedule for more information about these measures.

[2]	Please see Retail Point-of-Sale Dollars below for an explanation of this operating metric.

LeapFrog Enterprises, Inc.

First Quarter 2010 Financial Results

Net Sales

Net sales for the quarter were $42.4 million, up 42% compared to $29.9 million for the same quarter a year ago, and included a three point favorable impact from changes in currency exchange rates. Net sales were strong across our entire portfolio and benefited from significantly lower retail inventory levels leading into the first quarter of 2010 as compared to 2009.

Net sales from the United States segment for the quarter were $32.7 million, up 47% compared to $22.2 million a year ago. Net sales from the international segment were $9.8 million for the quarter, up 28% compared to $7.6 million a year ago, and included a 13 percentage point favorable impact from changes in currency exchange rates.

Gross Profit

Gross profit for the quarter was $12.4 million, up 54% compared to $8.1 million a year ago as a result of higher sales and gross margin expansion. Gross margin for the quarter was 29.3% compared to 27.1% in the first quarter of 2009, an improvement of 2.2 points. Gross margin increased year over year as a result of higher sales relative to fixed costs for the first quarter of 2010 as compared to 2009, partially offset by a higher sales mix of hardware platforms which carry lower margins. Hardware platforms were 26% of worldwide net sales in the first quarter of 2010, compared to 9% a year ago when retailers started the year with high levels of hardware platform inventory.

Guidance

“We had a solid first quarter. Net sales increased 42%, gross margin expanded by two points, operating expenses remained flat, and we generated $35 million of operating cash flow,” said Mark Etnyre, Chief Financial Officer. “We believe we are well-positioned for future growth and profitability given our leading brand, strong product portfolio, Learning Path-connected strategy, and lower cost structure. While it’s still early in the year and the first quarter is seasonally less significant than other quarters of the year, the results reinforce our confidence in our ability to achieve our full-year financial goals.”

For the full year 2010, we are reaffirming the guidance we previously provided:

•	Net sales to increase 10% to 20% compared to 2009;

•	Gross margin to be roughly the same as the 41.6% gross margin achieved in 2009;

•	Significant operating expense leverage; and

•	Positive operating income and net income.

For the second quarter of 2010, we expect:

•	Net sales to increase 20% to 25% compared to the second quarter of 2009;

•	Gross margin to be 35% to 38% compared to the 37.9% gross margin achieved in the second quarter of 2009;

LeapFrog Enterprises, Inc.

•	Net loss to increase modestly year over year; note that in the second quarter of 2009, we had a one-time, non-recurring tax benefit of $6 million, or $0.10 per share.

Conference Call and Webcast

LeapFrog will hold a conference call to discuss first quarter 2010 financial results on May 3, 2010, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call will be webcast and can be accessed at LeapFrog’s investor web site at www.leapfroginvestor.com. To participate in the call, please dial (706) 634-0183 and request conference ID 71028628. A replay of the call will be available for one month. To access the replay, please dial (706) 645-9291 and use conference ID 71028628.

Description of Retail Point-of-Sale Dollars

Retail point-of-sale, or POS, dollars is a non-audited operating metric that represents a measure of U.S. retailers’ sales of LeapFrog products to consumers. Retail point-of-sale dollars differs significantly from LeapFrog’s reported net sales, which reflect all products sold by LeapFrog to its retailer customers in all markets and also includes other sources of revenue. The point-of-sale data is provided to LeapFrog by retailers and also includes sales through our online retail store at Leapfrog.com. LeapFrog believes this represents approximately 95% of our U.S. retailers’ dollar sales of LeapFrog products to consumers, based on historical shipments by us to such retailers. LeapFrog management uses point-of-sale data to evaluate the retail channel sales environment and develop net sales forecasts. Results for first quarter retail point-of-sale dollars are for the 13-weeks ended April 3, 2010 and the 13-weeks ended April 4, 2009.

Use of Non-GAAP Financial Information

This release and the attached financial tables contain non-GAAP financial measures, including adjusted EBITDA (shown in the attached financial tables), non-GAAP net loss and non-GAAP net loss per share. The tables in the reconciliation schedules attached to the press release reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States. Our non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the SEC and not to rely on any single financial measure to evaluate our business.

We believe that our non-GAAP financial measures provide useful information to investors because they allow investors to view our financial performance using measures that we use internally to assess our business. We believe that our non-GAAP financial measures provide meaningful supplemental information regarding our operating results because they exclude amounts that we exclude as we monitor our financial results and assess the performance of the business.

LeapFrog Enterprises, Inc.

Adjusted EBITDA

EBITDA is defined as earnings before interest expense, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before stock-based compensation. Management believes that adjusted EBITDA is an appropriate measure for evaluating our operating performance because it represents a measure of the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet, and make strategic investments.

We have provided adjusted EBITDA in the financial tables as well as a reconciliation of adjusted EBITDA to GAAP net loss. Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP.

Non-GAAP Net Loss and Non-GAAP Net Loss Per Share

Non-GAAP net loss represents net loss plus stock-based compensation expense. Non-GAAP net loss per share uses the foregoing non-GAAP net loss, divided by the weighted average number of shares used to calculate GAAP net loss per share. Management believes that non-GAAP net loss and non-GAAP net loss per share are an appropriate measure for evaluating our operating performance.

We have provided a reconciliation of non-GAAP net loss and non-GAAP net loss per share to the most directly comparable GAAP measures: net loss and net loss per share. Non-GAAP net loss and non-GAAP net loss per share should be considered in addition to, not as a substitute for, or superior to, net loss or other measures of financial performance prepared in accordance with GAAP.

About LeapFrog

LeapFrog Enterprises, Inc. is a leading designer, developer, and marketer of innovative, technology-based learning products and related proprietary content, dedicated to making learning effective and engaging for all ages, at home and in schools, around the world. The company was founded in 1995 and is based in Emeryville, California. LeapFrog has developed a family of learning platforms that come to life with an extensive library of software titles covering important subjects such as phonics, reading, writing, math, music, geography, social studies, spelling, vocabulary and science. In addition, the company has created a broad line of stand-alone educational products for children. LeapFrog’s award-winning products are available in four languages at major retailers in more than 44 countries around the world and in more than 100,000 classrooms across the United States. NOTE: LEAPFROG, the LeapFrog logo, TAG, and LEAPSTER are trademarks or registered trademarks of LeapFrog Enterprises, Inc.

LeapFrog Enterprises, Inc.

Forward-Looking Statements

Cautionary Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements, including statements regarding: anticipated financial results, including net sales, gross margin, operating expenses, operating income and potential profitability; the growth and anticipated success of new and existing products and our overall business; our cost structure; growth in the numbers of Learning Path connected customers; and the effectiveness of our Learning Path strategy. These forward-looking statements involve risks and uncertainties, including risks related to the overall economic environment and its effect on retail business, consumer sentiment and trends relating to children’s products and their effect on retailer buying behavior, the rates of acceptance by consumers of our web-based products and services, our ability to respond quickly to changes in demand for our products, and our ability to provide high-quality experiences to consumers with all of our products and services. These and other risks and uncertainties detailed from time to time in our SEC filings, including our 2009 annual report on Form 10-K filed on February 22, 2010, could cause the company’s actual results to differ materially from those discussed in this release. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.

Contact Information

Investors:	Media:

Karen Sansot	Erin Nelson
Investor Relations	Media Relations
(510) 420-4803	(510) 596-3437

LeapFrog Enterprises, Inc.

LeapFrog Enterprises, Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Net sales	$42,406	$29,879
Cost of sales	29,974	21,793

Gross profit	12,432	8,086
Operating expenses:
Selling, general and administrative	21,121	19,938
Research and development	8,596	9,973
Advertising	3,343	2,168
Depreciation and amortization	2,427	2,899

Total operating expenses	35,487	34,978

Loss from operations	(23,055)	(26,892)

Other income (expense):
Interest income	60	159
Interest expense	(3)	(25)
Other, net	(731)	(413)

Total other expense	(674)	(279)

Loss before income taxes	(23,729)	(27,171)
Benefit from income taxes	(171)	(50)

Net loss	$(23,558)	$(27,121)

Net loss per share:
Class A and B – basic and diluted	$(0.37)	$(0.43)

Weighted average shares outstanding:
Class A and B – basic and diluted	64,073	63,786

LeapFrog Enterprises, Inc.

LeapFrog Enterprises, Inc.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Operating activities:
Net loss	$(23,558)	$(27,121)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,340	5,232
Unrealized foreign exchange gain (loss)	150	(1,319)
Deferred income taxes	(80)	128
Stock-based compensation expense	2,458	3,004
Impairment of investments in auction rate securities	—	23
Allowance for doubtful accounts	231	(810)
Other changes in operating assets and liabilities:
Accounts receivable	107,008	85,130
Inventories	(7,361)	(2,456)
Prepaid expenses and other current assets	(3,078)	(479)
Other assets	758	104
Accounts payable	(30,440)	(35,448)
Accrued liabilities and deferred revenue	(16,117)	(16,662)
Long-term liabilities	354	124
Income taxes payable	20	(207)
Other	(176)	833

Net cash provided by operating activities	34,509	10,076

Investing activities:
Purchases of property and equipment	(2,440)	(1,300)
Capitalization of product costs	(2,716)	(2,230)
Purchase of intangible assets	(5,335)	—

Net cash used in investing activities	(10,491)	(3,530)

Financing activities:
Proceeds from stock option exercises and employee stock purchase plans	446	41
Net cash paid for payroll taxes on restricted stock unit releases	(29)	(6)

Net cash provided by financing activities	417	35

Effect of exchange rate changes on cash	99	(359)

Net change in cash and cash equivalents	24,534	6,222
Cash and cash equivalents, beginning of period	61,612	79,101

Cash and cash equivalents, end of period	$86,146	$85,323

LeapFrog Enterprises, Inc.

LeapFrog Enterprises, Inc.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,		December 31,
	2010	2009	2009
			(Audited)
Assets
Current assets:
Cash and cash equivalents	$86,146	$85,323	$61,612
Accounts receivable, net of allowances for doubtful accounts of $1,164, $1,119 and $1,884	40,170	5,598	147,378
Inventories	35,595	58,322	28,180
Prepaid expenses and other current assets	10,475	11,301	7,378
Deferred income taxes	2,112	3,076	2,066

Total current assets	174,498	163,620	246,614
Long-term investments	3,685	4,939	3,685
Deferred income taxes	1,295	482	1,263
Property and equipment, net	14,618	18,025	14,268
Capitalized product costs, net	15,734	16,250	14,917
Intangible assets, net	27,222	22,449	22,214
Other assets	2,370	2,106	3,034

Total assets	$239,422	$227,871	$305,995

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$27,851	$18,579	$58,263
Accrued liabilities and deferred revenue	23,734	27,934	39,821
Income taxes payable	262	22	242

Total current liabilities	51,847	46,535	98,326
Long-term deferred income taxes	13,095	22,662	12,745
Other long-term liabilities	2,232	3,686	2,231

Stockholders’ equity:
Class A Common Stock – par value $0.0001
Authorized: 139,500 shares; Issued and Outstanding: 37,069, 36,674 and 36,894	4	4	4
Class B Common Stock – par value $0.0001
Authorized: 40,500 shares Issued and Outstanding: 27,141, 27,141 and 27,141	3	3	3
Treasury stock	(185)	(185)	(185)
Additional paid-in capital	383,008	367,696	380,040
Accumulated other comprehensive income (loss)	303	(2,912)	158
Accumulated deficit	(210,885)	(209,619)	(187,327)

Total stockholders’ equity	172,248	154,988	192,693

Total liabilities and stockholders’ equity	$239,422	$227,871	$305,995

LeapFrog Enterprises, Inc.

LeapFrog Enterprises, Inc.

Supplemental Financial Information

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
Net sales	$42,406	$29,879
Cost of sales (1)	29,974	21,793

Gross profit	12,432	8,086

Operating expenses: (2) (3)
Selling, general and administrative	21,121	19,938
Research and development	8,596	9,973
Advertising	3,343	2,168
Depreciation and amortization	2,427	2,899

Total operating expenses	35,487	34,978

Loss from operations	(23,055)	(26,892)

Other income (expense):
Interest income	60	159
Interest expense	(3)	(25)
Other, net (4)	(731)	(413)

Total other expense	(674)	(279)

Loss before income taxes	(23,729)	(27,171)
Benefit from income taxes	(171)	(50)

Net loss	$(23,558)	$(27,121)

(1) Includes depreciation and amortization	1,913	2,333
(2) Includes stock-based compensation:
Selling, general and administrative	2,120	2,455
Research and development	338	549
(3) Includes severance costs:
Selling, general and administrative	230	553
Research and development	0	266
(4) Includes impairment of auction rate securities	0	23

Segment data:
Net sales:
U.S. segment	32,654	22,249
International segment	9,752	7,630
Loss from operations:
U.S. segment	(21,892)	(25,250)
International segment	(1,163)	(1,642)

LeapFrog Enterprises, Inc.

LeapFrog Enterprises, Inc.

Supplemental Disclosure Regarding Non-GAAP Financial Information

Reconciliation of GAAP Net Loss to Adjusted EBITDA and

GAAP Net Loss to Non-GAAP Net Loss

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2010	2009
EBITDA RECONCILIATION:
Net loss – GAAP	$(23,558)	$(27,121)
Interest expense	3	25
Benefit from income taxes	(171)	(50)
Depreciation and amortization	4,340	5,232

EBITDA – Non-GAAP	(19,386)	(21,914)
Stock-based compensation	2,458	3,004

Adjusted EBITDA – Non-GAAP	$(16,928)	$(18,910)

NON-GAAP NET LOSS RECONCILIATION:
Net loss – GAAP	$(23,558)	$(27,121)
Stock-based compensation	2,458	3,004

Non-GAAP net loss	$(21,100)	$(24,117)

Net loss – GAAP	$(23,558)	$(27,121)
Shares outstanding	64,073	63,786

Net loss per share – GAAP	$(0.37)	$(0.43)

Non-GAAP net loss	$(21,100)	$(24,117)
Shares outstanding	64,073	63,786

Non-GAAP net loss per share	$(0.33)	$(0.38)